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                                                               Exhibit 21





                                SUBSIDIARIES*
                                -------------


Atlas Broadcasting Corporation (New York)
Atlantic Broadcasting Corporation
Republic Broadcasting Corporation (New York)
Dane Broadcasting Corporation
Empire State Broadcasting Corporation
Gulf Coast Broadcasting Corporation
Huntington Broadcasting Corporation
United Radio Corporation
Wayne Broadcasting Corporation (Indiana)
Federal Broadcasting Corporation (New York)
Cardinal Broadcasting Corporation
Keystone Broadcasting Corporation
Eagle Broadcasting Corporation
Western Michigan Broadcasting Corporation
Rhode Island Broadcasting Corporation
Continental Broadcasting Corporation
Old North Broadcasting Corporation (West Virginia)
Magnolia Broadcasting Corporation (Mississippi)
Southeast Texas Broadcasting Corporation (Texas)
Texoma Broadcasting Corporation (Texas)
Tri-State Broadcasting Corporation
Price Acquisition Corp.
WHTM-TV, Inc. (Pennsylvania)
Price Outdoor Media Corporation of America
Price Outdoor Media of Missouri, Inc.
Apple Publishing Corporation
The Red Bank Register (New Jersy)


* all incorporated in Delaware except as otherwise indicated.